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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






                                 AUGUST 4, 1999
                Date of report (Date of earliest event reported)





                            K-TEL INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


            MINNESOTA                       0-6664                   41-0946588
(State or other Jurisdiction of     (Commission File Number)      (I.R.S. Employer
 Incorporation or Organization)                                 Identification Number)

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                            2605 FERNBROOK LANE NORTH
                            PLYMOUTH, MINNESOTA 55447
          (Address of Principal Executive Offices, including Zip Code)


                                 (612) 559-6800
              (Registrant's Telephone Number, including Area Code)
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ITEM 5.  OTHER EVENTS.

         K-tel International, Inc. (the "Company") announced that it has entered into an agreement with Strong River Investments, Inc. and Catharine
Street LLC, purchasers of its common stock in a private placement which occurred in April 1999 to terminate and void those agreements and to repurchase, for a settlement totaling $4.6 million, the purchasers' common stock totaling 465,794 shares and warrants to acquire additional shares, acquired in the April 1999 private placement. The Company will have no further obligation to sell additional stock to the purchasers, who we also relieved of obligations to purchase additional shares. As a part of the settlement, the purchasers released the Company from all claims and dismissed with prejudice a lawsuit which they had commenced against the Company. The
Board of Directors of the Company determined that repurchase of the securities was in the best interests of the Company and its shareholders. The
Company believes it has adequate resources available to meet its fiscal obligations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (c)   Exhibits

         10.1 Settlement Agreement and Mutual Release dated August 3, 1999 between registrant and Strong River Investments, Inc., Catharine Street, L.L.C.
and RAM Capital Resources LLC.


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: August 5, 1999                             K-TEL INTERNATIONAL, INC.


                                                  By: /s/ Steven A. Kahn
                                                     -------------------------
                                                     Chief Financial Officer
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